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                                                                   EXHIBIT 10(b)

                        INCENTIVE STOCK OPTION AGREEMENT

                          ALASKA APOLLO RESOURCES INC.
                             1997 STOCK OPTION PLAN

         THIS AGREEMENT, made effective as of this 7th day of March 1997, by and between Alaska Apollo Resources Inc., a Province of British Columbia corporation (the "Company"), and William S. Daugherty ("Optionee").

                                   WITNESSETH:

         WHEREAS, Optionee on the date hereof is a key employee or officer of the Company or one of its Subsidiaries; and

         WHEREAS, the Company wishes to grant an incentive stock option to Optionee to purchase shares of the Company's Common Stock pursuant to the Company's 1997 Stock Option Plan (the "Plan"); and

         WHEREAS, the Administrator of the Plan has authorized the grant of an incentive stock option to Optionee and has determined that, as of the effective date of this Agreement, the fair market value of the Company's Common Stock is $0.28125 per share.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to Optionee on the date set forth above (the "Date of Grant"), the right and option (the "Option") to purchase all or portions of an aggregate two million (2,000,000) shares of Common Stock at a per share price of $0.309375 on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 11 of the Plan. This Option is intended to be an incentive stock option within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

         2.       DURATION AND EXERCISABILITY.

                  (a) TERM. The term during which this Option may be exercised shall terminate on March 6, 2002 except as otherwise provided in Paragraphs 2(b) through 2(d) below. This Option shall become exercisable according to the following schedule:

    Exercise Date                            Number Of Shares
    -------------                            ----------------
    March 7, 1997                                 355,555
   January 1, 1998                                355,555
   January 1, 1999                                355,555
   January 1, 2000                                355,555
   January 1, 2001                                355,555
   January 1, 2002                                222,225


         Once the Option becomes exercisable to the extent of 100 percent of the aggregate number of shares specified in Paragraph 1, Optionee may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Optionee does not purchase upon an exercise of this Option the full number of shares which Optionee is then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this Option's termination such previously unpurchased shares in addition to those Optionee is otherwise entitled to purchase.

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                  (b) TERMINATION OF EMPLOYMENT (OTHER THAN CHANGE OF CONTROL OR
DEATH). If Optionee's employment with the Company or any Subsidiary is terminated for any reason other than because of a "change of control transaction" (as defined in Paragraph 2(c)) or because of death, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of employment, but had not previously been exercised, and shall expire on the earlier of (i) the close of business on the three-month anniversary date of such termination of employment, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. To the extent this Option was not exercisable upon such termination of employment, or if Optionee does not exercise the Option within the time specified in this Paragraph 2(b), all rights of Optionee under this Option shall be forfeited.

                  (c) CHANGE OF CONTROL. If Optionee's employment with the Company or any Subsidiary is terminated within twelve months after a "change of control transaction," this Option shall immediately become fully exercisable and shall expire on the earlier of (i) the close of business on the three-month anniversary date of the Optionee's termination of employment, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. If Optionee does not exercise the Option within the time specified in this Paragraph 2(c), all rights of Optionee under this Option shall be forfeited. For purposes of this Paragraph 2(c), a "change of control transaction" has the same definition as provided in the Plan.

                  (d) DEATH. In the event of Optionee's death, this Option shall be exercisable by the person or persons to whom Optionee's rights under this Option shall have passed by Optionee's will or by the laws of descent and distribution only to the extent the Option was exercisable on the vesting date immediately preceding the date of Optionee's death, but had not previously been exercised, and shall expire on the earlier of (i) the close of business on the six-month anniversary date of the date of Optionee's death, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. To the extent this Option was not exercisable upon the date of Optionee's death, or if such person or persons do not exercise this Option within the time specified in this Paragraph 2(c), all rights under this Option shall be forfeited.

         3.       MANNER OF EXERCISE.

                  (a) GENERAL. The Option may be exercised only by Optionee (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering within the Option Period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the Option period as provided herein.

                  (b) FORM OF PAYMENT. Subject to approval by the Administrator, payment of the Option price by Optionee shall be in the form of cash, personal check, certified check or previously acquired shares of Common Stock of the Company, Appreciation Currency or any combination thereof.

         As used herein "Appreciation Currency" shall mean: the consideration given by the surrender of Options for Common Stock. The number of shares of Common Stock to which the Optionee shall be entitled in exchange for such Appreciation Currency shall be determined by multiplying the number of shares of Common Stock that would be received if the Options were then exercised for cash, by the fraction, the numerator of which shall be the difference between (i) the Fair Market Value, as that term is used in the Plan, of one share of Common Stock measured at the date of exercise, and (ii) the then exercise price of the Option, and the denominator of which shall be the Fair Market Value (at the same date) of one share of Common Stock. In the event the Options are adjusted so as to become exercisable for securities other than the Company's Common Shares ("Other Securities"), the definition of Appreciation Currency shall apply to the exercise of Options for such Other Securities by substituting in the place of shares of Common Stock, each such Other Security.

                  (c) STOCK TRANSFER RECORDS. As soon as practicable after the effective exercise of all or any part of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the shares

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purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

         4.       MISCELLANEOUS.

                  (a) EMPLOYMENT RIGHTS AS SHAREHOLDER. This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment. Optionee shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Optionee upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extra-ordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 12 of the Plan.

                  (b) SECURITIES LAW COMPLIANCE. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Optionee's own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

                  (c) MERGERS, RECAPITALIZATION, STOCK SPLITS, ETC. Pursuant and subject to Section 11 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Optionee's rights with respect to any unexercised portion of the Option (Optionee shall have such "anti-dilution" Rights under the Option with respect to such events, but shall not have "preemptive" rights).

                  (d) SHARES RESERVED. The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

                  (e) WITHHOLDING TAXES ON DISQUALIFYING DISPOSITION. In the event of a disqualifying disposition of the shares acquired through the exercise of this Option, Optionee hereby agrees to inform the Company of such disposition. Upon notice of a disqualifying disposition, the Company may take such action as it deems appropriate to insure that, if necessary to comply with all applicable federal or state income tax laws or regulations, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Optionee. If the Company is unable to withhold such federal and state taxes, for whatever reason, Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Optionee may, subject to the approval and discretion of the Administrator or such administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company's Common Stock having a fair market value equal to such obligations.

                  (f) NONTRANSFERABILITY. During the lifetime of Optionee, the accrued Option shall be exercisable only by Optionee or by the Optionee's guardian or other legal representative, and shall not be assignable or transferable by Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

                  (g) 1997 STOCK OPTION PLAN. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

                  (h) ACCOUNTING COMPLIANCE. Optionee agrees that, in the event of a "transaction" (as defined in Section 12 of the Plan) is treated as a "pooling of interests" under generally accepted accounting principles and

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Optionee is an "affiliate" of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such change of control transaction, Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

                  (i) STOCK LEGEND. The Administrator may require that the certificates for any shares of Common Stock purchased by Optionee (or, in the case of death, Optionee's successors) bear an appropriate legend to reflect the restrictions of Paragraphs 4(b) and 4(h), of this Agreement.

                  (j) SCOPE OF AGREEMENT. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Optionee and any successor or successors of Optionee permitted by Paragraph 2 or Paragraph 4(f) above.

                  (k) ARBITRATION. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Fayette County, Kentucky, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of pocket expenses and reasonable attorneys' fees.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                       ALASKA APOLLO RESOURCES INC.

                                       By
                                         --------------------------------------
                                         -------------,


                                       OPTIONEE

                                       ----------------------------------------
                                       WILLIAM S. DAUGHERTY


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